Investor Presentation – Fourth Quarter 2020 March 2021 Financial Information for the three months and year ended December 31, 2020

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward- looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

Overview & Financial Highlights

3 2020 Highlights Revenue $810.3 million 4.9% vs. prior year Adjusted Net Income2 $51.4 million 86.4% vs. prior year Book Value per share2,3 $10.90 (4.0)% vs. 12/31/19 Net loss1 $29.2 million vs. prior year net income of $18.4 million Overall  Adjusted net income2 of $51.4m, a 13.1% adj ROAE2, driven by improvement in insurance and mortgage operations.  Total return for 2020 of (4.0)%3, driven by unrealized mark-to-market losses, primarily related to our investment in Invesque and other equity securities.  Cash and cash equivalents of $136.9m as of Dec’20, including $80.0m held outside our statutory insurance companies. Insurance  Gross written premiums and premium equivalents4 were $1,667m for the year, up 28.5% versus the prior year, driven by growth in commercial and warranty programs.  Adjusted net income of $43.4m, up 32.4%. Adj ROAE was 15.2% in 2020, as compared to 12.3% in 2019 driven by growth in commercial, warranty and niche personal lines programs.  Combined ratio of 91.5% declined from 92.4% driven by shift in mix toward more profitable warranty and commercial programs.  In 2020, we entered the specialty E&S markets and dramatically expanded our presence in the auto warranty sector with the acquisitions of Smart AutoCare in Jan’20 and Sky Auto in Dec’20. Mortgage  Adjusted net income of $28.6m, an increase of $24.6m from 2019, driven by growth in volumes and margins as interest rates dropped and home prices increased in 2020. ($ in millions, except per share information) 1 Net income before non-controlling interests. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.16 per share plus book value per share as of December 31, 2020 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

4 Q4'19 Q4'20 2019 2020 Total Revenues $208.6 $257.4 $772.7 $810.3 Net income (loss) b/f NCI $4.6 $16.2 $20.1 $(25.2) Diluted EPS $0.11 $0.40 $0.50 $(0.86) Adjusted net income1 $10.5 $16.2 $27.6 $51.4 Adjusted ROAE1 10.3% 17.6% 6.8% 13.1% Total shares outstanding 34.6 32.7 Book Value per share1 $11.52 $10.90 Financial Results Key Highlights: 2020 revenues up 17.4% (ex. investment gains and losses), driven by: • Stable growth in insurance underwriting & fee income • Strong growth in volumes and margins in our mortgage operations Challenges: Negative mark-to-market in our equity holdings (primarily Invesque) Adjusted Net Income Total Pre-tax Income Unrealized & Realized Gains (Losses)2 Income tax & tax on adjustments Stock-based Compensation Expense Non-recurring expense & Non- cash fair value adjustments Intangibles Amortization $51.4 $(38.9)$(81.8) $15.2$(8.1)$(2.7)$(3.7)TY 2020 Q4'20 Invesque Unrealized Gains (Losses) $(9.2) Adjusted Net Income to Pre-tax Income Bridge 1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 2 Excludes Mortgage realized and unrealized gains and losses. ($ in millions, except per share information)

5 KPIs - Underlying Operations Remain Resilient 1 For a reconciliation of the Non-GAAP metric, Adjusted net income to GAAP financials, see the Appendix. 2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership. $10.5 $10.6 $13.6 $(0.4) $1.6 $9.1 $(5.3) $(5.4) $(7.4) $2.4 $3.7 $0.9 $7.3 $10.5 $16.2 Q4'18 Q4'19 Q4'20 256 264 322 54 88 151 1 10 18 $310 $362 $491 Q4'18 Q4'19 Q4'20 $31.3 $32.8 $43.4 $3.9 $28.6 $12.1 $14.1 $4.5 $(21.0) $(23.2) $(25.1) $22.3 $27.6 $51.4 2018 2019 2020 Quarterly Total Year 887 966 1064 209 297 550 1 34 53 $1,096 $1,297 $1,667 2018 2019 2020 599 728 806 74 91 387 1 30 67 $674 $849 $1,260 2018 2019 2020 Consolidated Adjusted Net Income1 Insurance Gross Written Premiums & Equivalents2 Insurance Unearned Premiums & Deferred Revenues U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions ($ in millions) Corporate Insurance Mortgage Tiptree Capital - Other 28.5% growth (‘19-’20) 12.4% growth Ex. Smart AutoCare (‘19-20) 48.4% growth (‘19-’20) 20.5% growth Ex. Smart AutoCare (‘19-20)

2020 Capital Allocation & Annual Performance Comparison 6 Operating Performance 1 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income of $51.4m, up 86.4% from 2019 • Adjusted return on average equity of 13.1%1 Insurance: 15.2% Adjusted return on average equity • Growth in insurance underwriting and fee revenues • 90 bps improvement in combined ratio from ’19 to ‘20 • Continued growth in unearned premiums and deferred revenue (an indicator of future revenues) • Acquisition of Smart Auto accelerates auto warranty growth Tiptree Capital: 17.8% Adjusted return on average equity • Strong mortgage volumes and margins • Invesque dividend suspended in Apr’20 • Positive operating contributions from shipping investments Corporate: • Increased interest expense due to upsized credit agreement 2020 Highlights Stockholders’ Equity Adjusted Net Income1 Business Lines 2020 2019 2020 Insurance $297.7 $32.8 $43.4 - Underwriting & fees $25.7 $34.9 - Investments $7.1 $8.5 Tiptree Capital $166.0 $18.0 $33.1 - Mortgage $60.5 $3.9 $28.6 - Tiptree Capital – Other $105.5 $14.1 $4.5 Corporate $(90.2) $(23.2) $(25.1) Total Tiptree $373.5 $27.6 $51.4 - Total shares outstanding 34.6 32.7 ($ in millions)

Insurance Performance Highlights

TiptreeInc.

Insurance – Financial Performance Highlights

($ in millions)

Summary Financials[1]

	Q4'19	Q4'20	2019	2020
Premiums & equivalents[2]	$361.7	$490.9	$1,297.0	$1,666.9
Revenue	$170.1	$208.8	$635.1	$691.1
Pre-tax income (loss)	$17.8	$26.5	$37.0	$26.9
Adjusted net income[1]	$10.6	$13.6	$32.8	$43.4
Adjusted ROAE[1]	15.7%	18.6%	12.3%	15.2%
Combined ratio	91.1%	90.0%	92.4%	91.5%
Unearned premiums & Deferred revenue			$849.3	$1,259.7

Insurance products

Underwriting and Fee Revenues[1]


$620
$693
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
7
94
519
23
171
500
2019
2020

Underwriting and Fee Margin[1]


$146
$176
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
3
44
99
7
70
99
2019
2020

Combined Ratio


92.4%
91.5%
15.9%
76.5%
16.9%
74.6%
Expense Ratio
Underwriting Ratio
2019
2020

2020 Highlights & Outlook

1. Continued growth through insurance and warranty program expansion and onboarding new clients, with a focus on stable, improved profitability
   - $1,260m of unearned premiums & deferred revenue, representing 48% year-over-year growth
   - Continued investment in strategic growth initiatives
     - ✓ U.S. Insurance admitted and E&S programs
     - ✓ Capital-light warranty solutions
     - ✓ European expansion
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $176m, up 21%, driven by strong performance in warranty and specialty commercial programs
   - Consistent profitability improvements with combined ratio of 91.5%, 90 bps improvement from 2019 driven by shift in product mix to warranty and specialty commercial programs
3. Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures Adjusted net income, adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin to GAAP financials.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

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Cash & Equivalents 18% Government & Agency 34% AAA 4% AA 12% A 14% BBB 7% Fixed Income ETFs 11% $589m 9 Insurance Investment Portfolio 2020 Investment Mix Key Observations ($ in millions) 476 589 90 124 $566 $713 2019 2020 Other investments Fixed Income & Cash Income Statement Metrics Cash & Equivalents 15% Government & Agency 27% Corporate Bonds 20% Fixed Income ETFs 9% Muni's & ABS 11% Equities 5% Other Alternatives 13% $713m 2019 2020 Net investment income $8.7 $9.9 Net realized and unrealized gains (losses) $6.9 $(11.9) ◼ Duration matching ~2.4 year duration ◼ $384m Blackrock managed ◼ $589m AA rating ◼ 1.9% book yield

Performance Highlights

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Tiptree Capital Equity



$182.2
$205.7
$166.0
105.3
31.6
50.2
(5.0)
2.6
94.1
33.9
75.2
3.7
26.0
60.5
75.8
2018
2019
2020
Asset Management & Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation

Financial drivers

	Pre-tax income		Adjusted Net Income[1]	
	2019	2020	2019	2020
Mortgage	$3.0	$31.1	$3.9	$28.6
Senior living (Invesque)[2]	9.1	(65.1)	8.0	2.0
Maritime transportation	1.6	1.5	1.7	2.3
Asset management/other	12.7	2.4	4.4	0.2
Total	$26.4	$(30.1)	$18.0	$33.1

2020 Performance & Outlook

Mortgage:

- Pre-tax income increased substantially year-over year driven by improved volumes and margins
- Mortgage origination volumes of $1.7B, up 45.1% over 2019

Seniors Housing (Invesque):

- Unrealized losses of $67.7m in 2020 from negative share price movement related to impacts of COVID-19
- Invesque using excess liquidity from dividend suspension to reduce leverage levels

Maritime transportation:

- Improving demand in dry-bulk sector as global economies re-open, while tanker rates normalized from first half 2020

1 See the appendix for a reconciliation of Adjusted net income to GAAP financials.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $31.1 million, $25.7 million in Tiptree Capital as of December 31, 2020.

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TiptreeInc.

Summary & Outlook

($ in millions, except per share information)

Adjusted Net Income[1]


$27.6
$51.4
2019
2020

	2019	2020
Adjusted ROAE[1]	6.8%	13.1%

BVPS & Dividends Paid[1]


Dividends paid
Book value per share
$0.155
$0.16
$11.52
$10.90
2019
2020

2020 Highlights

- ✓ Resilient underlying operational performance in 2020
- ✓ Continued execution on growth initiatives in our insurance operations
- ✓ Despite unrealized marks, capital and liquidity remain strong
- ✓ Successfully refinanced all major debt facilities to support growth

Looking ahead

1. Continue growth in insurance
   - Growth in written premiums while maintaining underwriting standards
   - Focused on growth in warranty and specialty lines
2. Maintain focus on business execution while navigating current market conditions
3. Focus on growing and improving long-term, net investment income

1 See the appendix for a reconciliation of Adjusted net income, adjusted return on average equity and Book value per share to GAAP financials.

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13 Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

14 Non-GAAP Reconciliations Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting and Fee Revenues & Margin

TiptreeInc.

($ in thousands)

	For the Year Ended December 31,		
	2020	2019	2018
Total revenues	$ 691,061	$ 635,085	$ 544,586
Less: Net investment income	(9,916)	(8,667)	(13,876)
Less: Net realized and unrealized gains (losses)	11,944	(6,896)	11,664
Underwriting and fee revenues	$ 693,089	$ 619,522	$ 542,374

	For the Year Ended December 31,		
	2020	2019	2018
Income (loss) before income taxes	$ 26,948	$ 37,030	$ 14,172
Less: Net investment income	(9,916)	(8,667)	(13,876)
Less: Net realized and unrealized gains (losses)	11,944	(6,896)	11,664
Plus: Depreciation and amortization	10,835	9,105	10,779
Plus: Interest expense	15,487	14,766	18,202
Plus: Employee compensation and benefits	65,089	49,789	45,536
Plus: Other expenses	55,594	50,657	41,342
Underwriting and fee margin	$ 175,981	$ 145,784	$ 127,819

	As of December 31,		
	2020	2019	2018
Total stockholders' equity	$ 373,538	$ 411,415	$ 399,259
Less: Non-controlling interests	17,394	13,353	12,158
Total stockholders' equity, net of non-controlling interests	$ 356,144	$ 398,062	$ 387,101
Total common shares outstanding	32,682	34,563	35,870
Book value per share	$ 10.90	$ 11.52	$ 10.79

We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently.

We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $10.90 as of December 31, 2020 compared with $11.52 as of December 31, 2019. Total stockholders' equity, net of other non-controlling interests for the Company was $356.1 million as of December 31, 2020, which comprised total stockholders' equity of $373.5 million adjusted for $17.4 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $398.1 million as of December 31, 2019, which comprised total stockholders' equity of $411.4 million adjusted for $13.4 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

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Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

	Year Ended December 31, 2020					Year Ended December 31, 2019				
		Tiptree Capital					Tiptree Capital			
	Insurance	Mortgage	Other	Corporate Expenses	Total	Insurance	Mortgage	Other	Corporate Expenses	Total
Income (loss) before taxes	$ 26,948	$ 31,102	$ (61,242)	$ (35,660)	$ (38,852)	$ 37,030	$ 2,959	$ 23,391	$ (34,241)	$ 29,139
Less: Income tax (benefit) expense	(3,725)	(7,066)	13,624	10,794	13,627	(8,455)	(640)	(4,457)	4,535	(9,017)
Less: Net realized and unrealized gains (losses) (1) (3)	13,804	4,018	67,668	–	85,490	(6,896)	2,056	(6,148)	–	(10,988)
Plus: Intangibles amortization (2)	9,213	–	–	–	9,213	7,510	–	–	–	7,510
Plus: Stock-based compensation	2,287	2,482	174	3,172	8,115	2,891	170	–	3,299	6,360
Plus: Non-recurring expenses	3,418	–	624	758	4,800	1,975	–	202	2,079	4,256
Plus: Non-cash fair value adjustments	–	–	(2,141)	–	(2,141)	–	–	(153)	–	(153)
Less: Tax on adjustments	(8,522)	(1,958)	(14,210)	(4,131)	(28,821)	(1,249)	(616)	1,248	1,108	491
Adjusted net income	$ 43,423	$ 28,578	$ 4,497	$ (25,067)	$ 54,131	$ 32,806	$ 3,929	$ 14,083	$ (23,220)	$ 27,598
Adjusted net income	$ 43,423	$ 28,578	$ 4,497	$ (25,067)	$ 54,131	$ 32,806	$ 3,929	$ 14,083	$ (23,220)	$ 27,598
Average stockholders' equity	285,760	47,202	138,606	(79,092)	392,476	266,397	32,785	161,133	(54,978)	405,337
Adjusted return on average equity	15.2%	60.5%	3.2%	NM%	13.1%	12.3%	12.0%	8.7%	NM%	6.8%

	Year Ended December 31, 2018				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate Expenses	Total
Income (loss) before taxes from continuing operations	$ 14,172	$ 335	$ (4,059)	$ (30,244)	$ (19,796)
Income (loss) before taxes from discontinued operations (4)	–	–	57,484	–	57,484
Less: Income tax (benefit) expense	(4,054)	118	(13,241)	9,372	(7,805)
Less: Net realized and unrealized gains (losses)	11,664	(528)	18,771	–	29,907
Plus: Intangibles amortization	9,077	–	–	–	9,077
Plus: Stock-based compensation	3,458	152	–	3,049	6,659
Plus: Non-recurring expenses	2,559	–	1,179	(1,380)	2,358
Plus: Non-cash fair value adjustments	–	–	(56,293)	–	(56,293)
Less: Tax on adjustments	(5,605)	(130)	8,227	(1,800)	692
Adjusted net income	$ 31,271	$ (53)	$ 12,068	$ (21,003)	$ 22,283
Adjusted net income	$ 31,271	$ (53)	$ 12,068	$ (21,003)	$ 22,283
Average stockholders' equity	253,244	31,483	114,529	(1,238)	398,018
Adjusted return on average equity	12.3%	(0.2)%	10.5%	NM%	5.6%

(1) For the year ended December 31, 2020, included $1,860 of incentive fees paid with respect to specific unrealized and realized gains that are added-back to Adjusted net income.

(2) Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

(3) For the year ended December 31, 2019, includes $7,598 gain on sale of our CLO management business.

(4) Includes discontinued operations related to Care. For more information, see Note (4) Dispositions, Assets and Liabilities Held for Sale and Discontinued Operations.

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TiptreeInc. ir@tiptreeinc.com